Xerox Financial Information	Exhibit 99.1
(unaudited)

	(in millions, except per-share data)	2013 (Revised)(1)					2014 (Revised)(1)
		Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q3 YTD
	Revenues
	Sales	$1,279	$1,432	$1,352	$1,519	$5,582	$1,257	$1,342	$1,275	$3,874
	Outsourcing, maintenance and rentals	3,460	3,497	3,415	3,569	13,941	3,414	3,501	3,424	10,339
	Financing	118	113	133	119	483	100	98	96	294

	Total Revenues	4,857	5,042	4,900	5,207	20,006	4,771	4,941	4,795	14,507

	Cost of Revenue
	Cost of sales	804	915	851	980	3,550	778	832	774	2,384
	Cost of outsourcing, maintenance and rentals	2,461	2,429	2,395	2,523	9,808	2,454	2,488	2,444	7,386
	Cost of financing	43	42	40	38	163	36	36	35	107

	Total Cost of Revenue	3,308	3,386	3,286	3,541	13,521	3,268	3,356	3,253	9,877

	Gross Profit
	Sales gross profit	475	517	501	539	2,032	479	510	501	1,490
	Outsourcing, maintenance and rentals gross profit	999	1,068	1,020	1,046	4,133	960	1,013	980	2,953
	Financing gross profit	75	71	93	81	320	64	62	61	187

	Gross Profit	1,549	1,656	1,614	1,666	6,485	1,503	1,585	1,542	4,630

	Research, development & engineering	155	149	146	153	603	145	143	139	427

	Bad debt expense	24	33	27	36	120	14	22	18	54
	Selling, administrative and general exp. (excl. bad debts)	1,000	992	974	987	3,953	931	937	924	2,792

	Total selling, administrative and general exp.	1,024	1,025	1,001	1,023	4,073	945	959	942	2,846

	Non-financing interest expense	61	61	59	59	240	63	60	56	179
	Aggregate exchange (gains) / losses	(4)	(3)	1	(1)	(7)	1	(1)	—	—
	All other, net	(41)	1	(22)	(25)	(87)	(25)	6	15	(4)

	Total Other, net	16	59	38	33	146	39	65	71	175

	Restructuring and asset impairment charges	(8)	33	35	55	115	26	39	27	92
	Amortization of intangible assets	76	76	77	76	305	77	78	77	232

	Total Costs and Expenses	4,571	4,728	4,583	4,881	18,763	4,500	4,640	4,509	13,649

	Income before Income Taxes & Equity Income	286	314	317	326	1,243	271	301	286	858
	Income Taxes	46	61	79	67	253	42	73	66	181
	Equity in Net Income of Unconsol. Affil.	47	36	43	43	169	42	33	44	119

	Income from Continuing Operations	287	289	281	302	1,159	271	261	264	796
	Income (Loss) from Discontinued Operations, net of tax	13	(12)	10	9	20	15	11	8	34

	Net Income	300	277	291	311	1,179	286	272	272	830
	Less: Net Income attributable to Noncontrolling Interests	4	6	5	5	20	5	6	6	17

	Net Income attributable to Xerox Corporation	$296	$271	$286	$306	$1,159	$281	$266	$266	$813

Adjusted Average Shares	- Basic	1,225	1,230	1,236	1,214	1,225	1,179	1,161	1,149	1,163
	- Diluted	1,280	1,287	1,286	1,261	1,274	1,225	1,208	1,192	1,208
Earnings Per Share	- Basic:
	Continuing Operations	0.23	0.23	0.22	0.24	0.91	0.22	0.21	0.22	0.65
	Discontinued Operations	0.01	(0.01)	0.01	0.01	0.02	0.01	0.01	0.01	0.03

	Total Basic Earnings per Share	0.24	0.22	0.23	0.25	0.93	0.23	0.22	0.23	0.68

	- Diluted:
	Continuing Operations	0.22	0.22	0.21	0.23	0.89	0.22	0.21	0.21	0.64
	Discontinued Operations	0.01	(0.01)	0.01	0.01	0.02	0.01	0.01	0.01	0.03

	Total Diluted Earnings per Share	0.23	0.21	0.22	0.24	0.91	0.23	0.22	0.22	0.67

	- Adjusted:
	Adjusted Net Income	330	330	324	344	1,328	314	303	306	923

	Adjusted Earnings per Share(2)	0.26	0.26	0.25	0.27	1.04	0.26	0.25	0.26	0.76

	Intangible Amortization(2)	0.04	0.04	0.04	0.04	0.15	0.04	0.04	0.05	0.12

Key Ratios:
Gross Margins	- Sales	37.1%	36.1%	37.1%	35.5%	36.4%	38.1%	38.0%	39.3%	38.5%
	- Outsourcing/Maintenance/Rentals	28.9%	30.5%	29.9%	29.3%	29.6%	28.1%	28.9%	28.6%	28.6%
	- Financing	63.6%	62.8%	69.9%	68.1%	66.3%	64.0%	63.3%	63.5%	63.6%
	- Total	31.9%	32.8%	32.9%	32.0%	32.4%	31.5%	32.1%	32.2%	31.9%
	SAG as a % of Revenue	21.1%	20.3%	20.4%	19.6%	20.4%	19.8%	19.4%	19.6%	19.6%
	Tax Rate	16.1%	19.4%	24.9%	20.6%	20.4%	15.5%	24.3%	23.1%	21.1%
	Other Data:
	Amortization of purchased intangibles (after taxes)	$47	$47	$48	$47	$189	$48	$48	$48	$144

(1)	Revised for the reclassification of the ITO business from Services segment to discontinued operations.
(2)	Adjusted Earnings per Share is a non-GAAP measure and represents Diluted EPS from Continuing Operations before the after-tax amortization of intangible assets.

Xerox Corporation Business Segment Performance

(unaudited)

(in millions)	2013 (Revised)(1)					2014 (Revised)(1)
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q3 YTD
Revenues
Services	$2,584	$2,613	$2,596	$2,686	$10,479	$2,585	$2,651	$2,623	$7,859
Document Technology	2,135	2,263	2,159	2,351	8,908	2,044	2,126	2,029	6,199
Other	138	166	145	170	619	142	164	143	449

Total Revenues	$4,857	$5,042	$4,900	$5,207	$20,006	$4,771	$4,941	$4,795	$14,507

Segment Profit (Loss)
Services	$250	$276	$268	$261	$1,055	$222	$226	$240	$688
Document Technology	186	245	260	273	964	249	306	284	839
Other	(68)	(61)	(54)	(34)	(217)	(50)	(75)	(82)	(207)

Segment Profit (Loss)	$368	$460	$474	$500	$1,802	$421	$457	$442	$1,320

Segment Margin
Services	9.7%	10.6%	10.3%	9.7%	10.1%	8.6%	8.5%	9.1%	8.8%
Document Technology	8.7%	10.8%	12.0%	11.6%	10.8%	12.2%	14.4%	14.0%	13.5%
Other	(49.3%)	(36.7%)	(37.2%)	(20.0%)	(35.1%)	(35.2%)	(45.7%)	(57.3%)	(46.1%)

Segment Margin	7.6%	9.1%	9.7%	9.6%	9.0%	8.8%	9.2%	9.2%	9.1%

(1)	Revised for the reclassification of the ITO business from Services segment to discontinued operations. Segment profit for our other segments, Document Technology and Other, were impacted by minor reallocation of expenses as well as rounding.